UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2012

Comcast Corporation
(Exact Name of Registrant as Specified in its Charter) Pennsylvania (State or Other Jurisdiction of Incorporation)

001-32871	27-0000798
(Commission File Number)	(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA	19103-2838
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 9, 2012, A&E Television Networks, LLC (“A&E”) agreed to redeem NBCUniversal's entire 15.8% equity interest for $3,025,000,000.  The redemption price will be paid solely in cash, although under certain limited circumstances as described in the redemption agreement, it will be paid in cash and in the form of a senior note issued by A&E.

The consummation of the transaction is subject to certain conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

            The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the redemption agreement, a copy of which is filed as Exhibit 2.1 and incorporated herein by reference.

Item 9.01. Exhibits

Exhibit Number	Description

2.1
Unit Redemption Agreement dated as of July 9, 2012 by and among A&E Television Networks, LLC, NBC-A&E Holding, LLC, Disney/ABC International Television, Inc., Cable LT Holdings, Inc., ABC Enterprises, Inc., Hearst Communications, Inc., Hearst Holdings, Inc., and Hearst LT Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	July 9, 2012	By:	/s/ Arthur R. Block
			Name:	Arthur R. Block
			Title:	Senior Vice President, General Counsel and Secretary